UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 2, 2011

E-WASTE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-165863	26-4018362
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 First Street #493, Los Altos, CA 94022 (Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  650-283-2907

______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On September 15, 2011, the Company issued to a single investor (“Investor”) a demand promissory note (the “Demand Note”) in a private transaction (the “Transaction”) with a principal amount of $50,240.  The Company did not receive any proceeds from the Transaction as the Demand Note consolidated indebtedness for proceeds previously advanced by the Investor, which provided the Company with cash to meet its short-term obligations.  The Company initially issued the Investor a demand promissory note on May 10, 2010 and made four subsequent issuances of demand promissory notes to the Investor in exchange for cash proceeds that aggregated to the principal amount of $50,240, which is reflected in the Demand Note.  Interest on the Demand Note accrues at a rate of 12% annually and is to be paid on a monthly basis.  The principal amount of the Demand Note together with any unpaid interest is payable on demand by the Investor.

The foregoing description of the Demand Note does not purport to be complete and is qualified in its entirety by reference to the Form of Demand Note, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Also on November 21, 2011, the Company issued an amended and restated convertible note (the “Convertible Note”), which was previously issued by the Company on May 2, 2011, in the principal amount of $73,500.  As initially executed on May 2, 2011, the principal amount of $73,500 evidenced by this Convertible Note together with interest accruing in the amount of 12% per annum was to be paid in full on November 2, 2011 (the “Maturity Date”).  The Maturity Date  of the Convertible Note, as amended and restated, has been extended to January 2, 2012.  The principal amount of the Convertible Note together with interest may be converted into shares of Series A Preferred Stock at the option of the Investor at a conversion price equal to One Hundred Dollars ($100.00) per share.  A summary of the respective rights, preferences, and privileges of and the restrictions on the Company’s Series A Preferred Stock is set forth in the Company's Current Report on Form 8-K filed on October 20, 2011 under “Item 5.03.  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.” and is incorporated herein by reference.  The Convertible Note contains various events of default such as failing to timely make payment under the Convertible Note when due.

As a result, the foregoing description of the Convertible Note does not purport to be complete and is qualified in its entirety by reference to the Form of Convertible Note, which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Items 1.01 and 3.02 of this Current Report on Form 8-K are incorporated by reference herein.

Item 3.02     Unregistered Sales of Equity Securities.

As described in Item 1.01 of this Current Report, which is incorporated herein by reference, on November 21, 2011, the Company issued a Convertible Note to an investor with a principal amount of $73,500 plus accrued, but unpaid interest in a transaction pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).  The previously issued convertible note on May 2, 2011 evidencing indebtedness owed by the Company, together with the issuance of the Convertible Note on November 21, 2011, were made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.  Neither these notes nor the underlying shares of Series A Preferred Stock issuable upon the conversion of the  Convertible Note have been registered under the Securities Act and neither may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01     Financial Statements and Exhibits.

 (d)           Exhibits. The following exhibit is filed herewith.

Exhibit No.	Description

4.1	Form of Demand Note

4.2	Form of Convertible Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-WASTE SYSTEMS, INC.

By:	/s/ Martin Nielson
Martin Nielson Chief Executive Officer
Date: November 21, 2011

Exhibit Index

Exhibit No.	Description

4.1	Form of Demand Note

4.2	Form of Convertible Note